EXHIBIT 15.4

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors

Korea South-East Power Co., Ltd.

We consent to the incorporation by reference in previously filed Registration Statements of Korea Electric Power Corporation (“KEPCO”) on Form F-3 (No. 33-99550 and No. 333-9180) of our report dated March 9, 2005 of Korea South-East Power Co., Ltd. appearing in the Annual Report on KEPCO’s Form 20-F for the year ended December 31, 2005

/s/ Ahn Kwon & Co.

Seoul, Korea

June 16, 2006

E-8